UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2010

BIOHEART, INC.

(Exact name of registrant as specified in its charter)

Florida	1-33718	65-0945967

(State or other jurisdiction of incorporation)	(Commission File Number) Identification No.)	(IRS Employer

13794 NW 4th Street, Suite 212, Sunrise, Florida	33325

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 835-1500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2010, the Company received a letter from Karl E. Groth, Ph.D. resigning as a Director and as the Chairman of the Board of Directors. His resignation did not indicate as a reason any dispute with the Board of Directors, or the management of the Company and a copy of this current report on Form 8-K was furnished to the director for review prior to its filing.

On November 2, 2010, the Board of Directors of Bioheart, Inc. (the “Company”) appointed William P. Murphy, Jr., M.D. as the Company’s Chairman of the Board. Dr. Murphy has served as a member of the Company’s Board of Directors since June 2003. Dr. Murphy’s experience in the healthcare industry and medical background together with his experience serving on the Company’s Board of Directors makes him well-qualified to serve as Chairman of the Board of Directors.

Item 8.01	Other Events

Annual Meeting Date

The Company announced that its annual meeting of shareholders has been postponed to 2011. The meeting will be held in Broward County, Florida with a date and location to be announced at a later date.

On November 3, 2010, the Company issued a press release with regard to Board changes. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Bioheart, Inc. dated November 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2010

BIOHEART, INC.
By:	/s/ Mike Tomas
Mike Tomas President & Chief Executive Officer

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